Industry  Canada     Industrie  Canada



Certificate                           Certificat
of  Arrangement                       d'arrangement

Canada  Business                      Loi  canadienne  sur
Corporations  Act                     les  societes  par  actions


STORIMIN EXPLORATION  LIMITED


__________________________________________________
Name of CBCA corporation(s) invoLved -
Denomination(s) de La (des) societe(s) LCSA impliquee(s)


I hereby certify that the arrangement set out in the attached articles of arrangement, involving the above-named corporation(s), has been effected under
Section  192  of  the  Canada  Business  Corporations  Act.



163129-2


______________________________________________
Corporation  number(s)  -
Numero(s)  de  la  (des)  societe(s)


Je certifie par les presentes que l'arrangement specifie dans les clauses d'arrangement annexees, impliquant la (les) susdite(s) societe(s), a pris effet en vertu de l'article 192 de la Loi canadienne sur les societes par actions.


/s/
Director  -  Directeur

September  28,  1995/le  28  septembre  1995

Date  of  Arrangement  -  Date  de  l'arrangement

Consumer and                          Consommantion et
Corporate affairs Canada              Affairs commerciales Canada

Canada Business                       Loi regissant les societes
Corporations Act                      par actions de regime federal


       FORM 14.1                           FORMULE 14.1
ARTICLES OF ARRANGEMENT               CLAUSES D'ARRANGEMENT
     (SECTION 192)                        (ARTICLE 192)


1  - Name of applicant corporation(s) - Denomination la (des) requerante(s)
     STORMIN EXPLORATION LIMITED

2  - Corporation No(s). -
     No(s) de la (des) societe(s)
     1631292

3  - Name of the corporation(s) the articles of which are amended, if applicable
     Denomination de la(des) societe(s) don't les status sont modifies, le cas echeant
     STORMIN EXPLORATION LIMITED

4  - Corporation No(s). -
     No(s) de la (des) societe(s)
     1631292

5  - Name of the corporation(s) created by amagamation, if applicable
     Denomination de la(des) societe(s) issue(s) de la (des) fusion(s), le cas enchant

6  - Corporation No(s). -
     No(s) de la (des) societe(s)

7  - Name of disolved corporation(s), if applicable
     Denomination  de  la(des) societe(s) dissoute(s), le cas echeant

8  - Corporation No(s). -
     No(s) de la (des) societe(s)

9  - Name of other bodies corporate involved, if applicable
     Denomination des autres personnes morales en cause, le cas echeant
       RIVER GOLD MINES LTD., TANDEM RESOURCES LIMITED AND MOSS LAKE GOLD MINES LTD.

10 - Corporation No(s) or jurisdiction of incorporation - No(s) de la(des)
     societe(s)/ ou loi sous le regime de laquelle elle est constituee
      OntaRio, British Colombia and Ontario

11 - In accordance with the order approving the arrangement, Conformement aux termes de l'ordonnance approuvant l'arrangement

     (a) the articles of the above-named corporation(s) are amended in accordance with the attached plan of arrangement
     [x] les statuts de la(des) societe(s) susmentionnee(s) sont modifies en conformite avec le plan d'arrangement ci-joint:

     (b) the following bodies corporate amalgamated in accordance with the attached plan of arrangement
     [ ] les personnes morales suivantes sont fusionees conformement au plan d'arangement ci-joint:



     (c) the above named corporation(s) is(are) liquidated and disolved in accordance with the attached plan of arrangement
     [ ] la(les) societe(s) susmentionnee(s) est(sont) liquidee(s) et dissoute(s) conformement au plan d'arrangement ci-joint:

     (d) the plan of arrangement attached hereto, involving the above named body(ies),corporate is hereby effected
     [X] le plan d'arrangement ci-joint portant sur la(les) personne(s) morale(s) susmentionnee(s) prend effet


Date            Signature                   Title - Titre
Sept. 25/95     /s/ A. E. Story             President


                                            FOR DEPARTMENTAL USE ONLY -
                                            A L'USAGE DU MINISTERE SEULEMENT
                                            Field - Deposee

7530-21-986-1780 (01-93) 46                   SEP 28 1995

                        CANADA BUSINESS CORPORATIONS ACT

                             ARTICLES OF ARRANGEMENT
                                    FORM 14.1
                                  INSTRUCTIONS


FORMAT
Documents  required  to  be  sent  to  the  Director  pursuant  to  the  Canada
Business  Corporations  Act  must  conform  to  sections  5  to 10 of the Canada
Business  Corporations  Regulations.

ITEMS  2,  4,  6,  8  AND  10
Insert corporate number only for corporations incorporated pursuant to the Canada Business Corporations Act.


ITEMS  11
Check  the  appropriate  box  or  boxes
in respect of (b), list the names of all bodies corporate involved in the amalgamation creating the corporation(s) specified in item 5.


In respect of (b), all the information required by Form 9 (Articles of Amalgamation) should appear clearly in the annexed plan of arrangement or a schedule to these articles.

SIGNATURE
A director or authorized officer of the corporation or the court shall sign the articles.

OTHER  DOCUMENTS
The  articles  must  be  accompanied  by
(a)  a  copy  of  the  court  order;  and
(b) if applicable, a Notice of Change of Registered Office (Form 3) and Notice of Change of Directors (Form 6) and a Canada-based NUANS search report dated not more than ninety (90) days prior to the receipt of the articles by the Director.


COMPLETED DOCUMENTS IN DUPLICATE AND FEES PAYABLE TO THE RECEIVER GENERAL ARE TO BE SENT TO:

The  Director,  Canada  Business  Corporations  Act
Place  du  Portage
Hull,  Quebec,  Canada
K1A  009


             Loi regissant les societes par actions de regime federal

                             CLAUSES D'ARRANGEMENT
                                  FORMULE 14.1
                                  INSTRUCTIONS


PRESENTATION
Tous les documents dont l'envoi au directeur est exige par la Loi regissant les societes par actions de regime federal doivent etre conformes aux articles 5 a 10 du Reglement sur les societes par actions de regime federal.

RUBRIQUES  2,  4,  6,  8  ET  10
Inscrire le numero de la societe dans les seuls cas ou les societes sont constituees en vertu de la Loi regissant les societes par actions de regime federal.

RUBRIQUES  11
Cocher  la  ou  les  cases  appropriees
Sous le point b), enumerer les denomonations de toutes les personnes morales en cause dans la fusion creant la(les) societe(s) specifiee(s) a la rubrique 5.

Sous le point b), tous les renseignements requis a la forrnule 9 (statuts de fusion) doivent apparaitre clairement dans le plan d'arraregement ci-joint ou dans une annexe a ces statuts.

SIGNATURE
Un administateur ou un dirigeant autorise par la(les) societ(s) ou le tribunal doit signer les clauses.

AUTRES  DOCUMENTS
Les  clauses  doivent  etre  accompagnees.
a)  d'un  exemplaire  de  l'ordonnance  du  tribunal;
b) Le cas echeant, dun avis de changement du siege social (formule 6) et d'un rapport de recherche NUANS couvrant le Canada, dont la date romte a quatre vingt-dix (90) jours ou moms avant la date de reception par le directeur des clauses d'arrangement.

LES DOCUMENTS REMPLIS EN DOUBLE ET LES DROITS PAYABLES AU RECEVEUR GENERAL DOIVENT ETRE ENVOYES AU:


Directeur,  Loi  regissant  les  societes  par  actions  de  regime federal
Place  du  Portage
Hull  (Quebec)  Canada
KIA  0C9


CANADA

                                  SCHEDULE "A"

                    PLAN OF ARRANGEMENT UNDER SECTION 192 OF
                      THE CANADA BUSINESS CORPORATIONS ACT.


                                    ARTICLE I
                                 INTERPRETATION

1.1 DEFINITIONS. IN this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings, respectively:

     (a) "ARRANGEMENT" means the arrangement under the CBCA on the terms arid conditions set forth in this Plan of Arrangement;

     (b) "ARRANGEMENT AGREEMENT" means the arrangement agreement dated as of March 1, 1995 among River Gold Mines Ltd., Storimin Exploration Limited, Tandem Resources Limited and Moss Lake Gold Mines Ltd. to which this Plan of Arrangement is annexed as Schedule 1.01(c);

     (c) "business day" means a day on which The Toronto Stock Exchange is open for trading;

     (d)  "CBCA"  means  the  Canada  Business  Corporations  Act;

     (e) "Certificate of ARRANGEMENT" means the certificate of arrangement to be issued by the Director giving effect to the Arrangement;

     (f) "Class B Shares" means the redeemable and retractable Class B common shares of Storimin to be created pursuant to the Arrangement and which will be issued to holders of Common Shares;

     (g) "COMMON SHARES" means the common shares in the capital of Storimin issued and outstanding immediately prior to the implementation of the Arrangement;

     (h) "COURT" means the Ontario Court (General Division) and any successor thereto;

     (i)  "DIRECTOR" means the Director appointed under Section 260 of the CBCA;

     (j) EFFECTIVE DATE" means the date shown on the Certificate of Arrangement issued by the Director giving effect to the Arrangement;

     (k) "INTERIM ORDER" means the order of the Court providing for the calling arid holding of a special meeting of the holders of Common Shares to consider the Arrangement;

     (l) "MEETING" means the special meeting of holders of Common Shares to be held pursuant to the Interim Order for the purpose of considering and voting on, among other things, the Arrangement;

     (m)  "MOSS  LAKE"  means  Moss  Lake  Gold  Mines  Ltd.;

     (n) "NEW COMMON SHARES" means the common shares of Storimin to be created pursuant to the Arrangement and which will be issued to the holders of Common Shares;

     (o) "PERSON" includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, a natural person in his capacity as trustee, executor, administrator or other legal representative and the Crown or any agency or instrumentality thereof;

     (p) "TRANSFERRED ASSETS" means the property, assets and rights which are to be transferred by River, Storimin and Tandem to Moss Lake pursuant to the Arrangement Agreement;

     (q) "RECORD DATE" means the Effective Date or such other date as is requested by The Alberta Stock Exchange;

     (r)  "RIVER"  means  River  Gold  Mines  Ltd.;

     (s)  "STORIMIN"  means  Storimin  Exploration  Limited;  and

     (t)  "TANDEM"  means  Tandem  Resources  Limited.

1.2 Currency. All sums of money referred to in this Plan of Arrangement are expressed in lawful money of Canada unless otherwise specified.

1.3 Interpretation Not Affected by Headings, etc. The division of this Plan of Arrangement into articles, sections and other divisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. The terms "this Plan of Arrangement", "hereof', "herein", "hereunder" and similar expressions refer to this Plan of Arrangement and not to any particular article, section or other division hereof and include any agreement or instrument supplementary or ancillary hereto.

1.4 Number, etc. Unless the context requires the contrary, words importing the singular number only shall include the plural and vice versa and words importing any gender shall include all genders.

1.5 APPLICABLE LAW. This Plan of Arrangement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

1.6 Exhibits. Exhibit 1 to this Plan of Arrangement is incorporated by reference herein and forms part hereof.

                                   ARTICLE II
                              ARRANGEMENT AGREEMENT

2.1 ARRANGEMENT AGREEMENT. THIS PLAN OF Arrangement is made pursuant and subject to the provisions of the Arrangement Agreement.


                                   ARTICLE III
                                 THE ARRANGEMENT

3.1 THE ARRANGEMENT. AT 12.01 a.m. on the Effective Date, subject to the provisions of section 4.1 hereof, the following shall occur and shall be deemed to occur in the following order without any further act or formality:

     (a) the articles of Storimin shall be amended to create an unlimited number of Class B Shares and an unlimited number of New Common Shares, each having the rights, privileges, conditions and restrictions set out in Exhibit 1 annexed hereto;

     (b) the articles of Storimin shall be amended to change each of the issued and outstanding Common Shares (other than those held by shareholders who validly exercise their right of dissent under section 4.1 and receive fair value for their Common Shares in accordance with Section 190 of the CBCA) into one New Common Share and one Class B Share;

     (c) the authorized Common Shares, whether issued or unissued (including those held by shareholders who validly exercise their right of dissent under section 4.1 and receive fair value for their Common Shares in accordance with Section 190 of the CBCA), shall be cancelled;

     (d) each of River, Storimin and Tandem shall transfer its interest in the Transferred Assets to Moss Lake in exchange for the issuance of (i) 11,018,000 common shares of Moss Lake to River, (ii) 4,900,000 common shares of Moss Lake to Storimin, and (iii) 4,082,000 common shares of Moss Lake to Tandem, all pursuant to the terms of the Arrangement Agreement.

3.2 SUBSEQUENT ARRANGEMENTS. At 9:31 a.m. on the Effective Date, subject to the provisions of section 4.1 hereof, the following shall occur and shall be deemed to occur in the following order without any further act or formality:

     (a) immediately following the sending by Storimin of a written notice of redemption to each holder of Class B Shares, each two Class B Shares shall be exchanged by the holder thereof with Storimin for one common share of Moss Lake;

     (b)  the  Class  B  Shares  so  exchanged  shall  be  cancelled;  and

     (c) the articles of Storimin shall be amended to (i) reduce the authorized capital of Storimin by cancelling all authorized Class B Shares, whether issued or unissued and (ii) to delete from the articles of Storimin the rights, privileges, restrictions and conditions attaching to the Class B Shares and the Common Shares (but not the New Common Shares).

3.3 STATED CAPITAL. For purposes of the CBCA, the stated capital of the Class B Shares shall be the lesser of the paid up capital for purposes of the Income Tax Act (Canada) of Storimin immediately before the Effective Date and $0.15 per Class B Share and the stated capital of the New Common Shares shall be the stated capital of Storimin immediately before the Effective Date minus the amount thereof allocated as aforesaid to the Class B Shares.

3.4 SHARES FULLY PAID. All New Common Shares and Class B Shares into which the Common Shares are changed pursuant to this Arrangement shall be deemed to be issued and outstanding as fully paid and non-assessable shares.

3.4 SHARE REGISTERS. The share registers of Common Shares, New Common Shares and Class B Shares shall be and shall be deemed to be amended to recognize the transactions or events set out in section 3.1 hereof without any further act or formality.

3.5 OTHER DOCUMENTS AND INSTRUMENTS. Notwithstanding that the transactions or events set out in sections 3.1, 3.2, 3.3 and 3.4 hereof shall occur and shall be deemed to occur without any further act or formality, each of Storimin and Moss Lake shall make, do and execute, or cause and procure to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may be required by any of River, Storimin, Tandem or Moss Lake in order to further document or evidence any of the transactions or events set out in sections 3.1, 3.2, 3.3 or 3.4 hereof including, without limitation, any resolutions of directors authorizing the issuance, transfer, purchase for cancellation or redemption of shares and the transfer of any shares or assets.


                                   ARTICLE IV
                                RIGHTS OF DISSENT

4.1 RIGHTS OF DISSENT. Holders of Common Shares may exercise rights of dissent with respect to such Common Shares in connection with the Arrangement pursuant to the Interim Order by providing to Storimin written objection to the Arrangement at or before the Meeting and by otherwise complying strictly with the provisions of section 190 of the CBCA. Holders of Common Shares who duly exercise such rights of dissent and who:

     (a) are ultimately entitled to be paid fair value for their Common Shares shall be deemed to have transferred their Common Shares to Storimin for cancellation on the Effective Date; or

     (b) for any reason are ultimately not entitled to be paid fair value for their Common Shares shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting holder of Common Shares and shall receive New Common Shares and common shares of Moss Lake on the basis determined in accordance with sections 3.1 and 3.2 of this Plan of Arrangement;

but in no case shall Storimin be required to recognize such persons as holding Common Shares on and after the Effective Date.

                                    ARTICLE V
                                  CERTIFICATES

5.1 CERTIFICATES. On and after the Effective Date, certificates representing Common Shares shall represent New Common Shares of Storimin. Certificates representing common shares of Moss Lake shall be delivered to holders of record of New Common Shares on the Record Date. No certificates representing Class B Shares shall be issued.

                                    EXHIBIT 1


1.   NEW  COMMON  SHARES
    -------------------

     The rights, privileges, restrictions and conditions attaching to the common shares (the "New Common Shares") of the Corporation are as follows:

     (1) Each holder of New Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders of Storimin, except meetings at which only holders of other classes or series of shares are entitled to attend, and at all such meetings shall be entitled to one vote in respect of each New Common Share held by such holder.

     (2) The holders of New Common Shares shall be entitled to participate rateably with the holders of the Class B Shares in dividends declared by the board of directors of Storimin.

     (3) In the event of any liquidation, dissolution or winding-up of Storimin or other distribution of the assets of Storimin among its shareholders for the purpose of winding-up its affairs, subject to the prior rights of the holders of the Class B Shares, the holders of New Common Shares together with the holders of the Class B Shares shall be entitled, subject to the rights of holders of shares of any class ranking prior to the New Common Shares, to receive the remaining property or assets of Storimin.


2.     CLASS B SHARES
       --------------

     The rights, privileges, restrictions and conditions attaching to the Class B common shares (the "Class B Shares") are as follows:

     2.1     VOTING Rights
             -------------

     Each holder of Class B Shares shall be entitled to receive notice of and to attend all meetings of shareholders of Storimin, except meetings at which only holders of other classes or series of shares are entitled to attend, and at all such meetings shall be entitled to one vote in respect of each Class B Share held by such holder.

     2.2     DIVIDENDS
             ---------

     The holders of Class B Shares shall be entitled to participate rateably with the holders of the Common Shares in all dividends declared by the board of directors of Storim in.

     2.3     LIQUIDATION, DISSOLUTION,  WINDING-UP
             -------------------------------------

     In the event of the liquidation, dissolution or winding-up of Storimin, whether voluntary or involuntary, or any other distribution of the assets of the Storimin among its shareholders for the purpose of winding up its affairs, the holders of the Class B Shares shall be entitled to receive one-half of one common share of Moss Lake held by Storimin together with an amount equal to all declared and unpaid dividends thereon in respect of each Class B Share held before any amount shall be paid to the holders of the New Common Shares or any other shares ranking junior to the Class B Shares and shall also be entitled to receive together with the holders of the New Common Shares a pro rata share of the remaining property of Storimin.

     2.4     REDEMPTION
             ----------

     2.4.1 Subject to applicable law, Storimin may upon giving notice as hereinafter provided redeem the whole or any part of the then outstanding Class B Shares on delivery for each share to be redeemed of one-half of one common share of Moss Lake held by Storimin together with an amount equal to all declared and unpaid dividends on such Class B Shares (the whole amount constituting and hereinafter being referred to as the "Redemption Consideration").

     2.4.2 If less than all the Class B Shares are at any time to be redeemed, the shares shall be redeemed on a pro rata basis, disregarding fractions, according to the number of Class B Shares held by each of the holders of Class B Shares. If a part only of the Class B Shares represented by any certificate are to be redeemed, a new certificate representing the balance of such shares shall be issued to the holder thereof at the expense of the Corporation upon presentation and surrender of the first mentioned certificate.

     2.4.3  In  any  case  of  redemption of the Class B Shares pursuant to this
     Section 2.4, Storimin shall send by prepaid first class mail or deliver to each person who is a holder of the Class B Shares to be redeemed, a notice in writing of the intention of Storimin to redeem the Class B Shares registered in the name of such holder at the address of such holder set forth in the registers of Storimin. Accidental failure or omission to give such notice to one or more holders shall not affect the validity of such redemption, but upon such failure or omission being discovered notice shall be given forthwith to such holder or holders and such notice shall have the same force and effect as if given in due time. Such notice given pursuant to this Section shall set out the number of Class B Shares which are to be redeemed, the number of Class B Shares held by the person to whom it is addressed, the number of common shares of Moss Lake to be delivered for each Class B Share to be redeemed, the date specified for redemption (which may be the date of the notice) and the office or offices of the Corporation and any other place or places within Canada at which holders of the Class B Shares may present and surrender certificates representing such shares for redemption. On and after the date so specified for redemption, Storimin shall deliver or cause to be delivered to or to the order of the holders of the Class B Shares to be redeemed, certificates for the common shares of Moss Lake deliverable in respect of such Class B Shares on presentation and surrender at the office of Storimin designated in the aforesaid notice of redemption and at any other place or places within Canada specified in such notice of redemption, of the certificate or certificates representing the Class B Shares called for redemption.

     2.4.4 Such notice required to be given in this Section may be waived when and if the registered holders of Class B Shares to be redeemed signify their consent to such waiver and execute a waiver in favour of the Corporation relieving Storimin from the obligation of giving notice to such registered holders.

     2.4.5 Payment in respect of the Class B Shares being redeemed shall be made by delivery of certificates for the common shares of Moss Lake to which the holders of the Class B Shares redeemed are entitled registered in their names respectively and, as to any cash amount included in the Redemption Consideration, by cheque payable at par at any branch of any Canadian chartered bank. Delivery of such share certificates and cheques shall satisfy and discharge all liability of Storimin for the Redemption Consideration to the extent of property and the amount represented thereby, unless such cheque is not paid on due presentation. From and after the date specified for redemption in any such notice of redemption, the Class B Shares called for redemption shall cease to be entitled to dividends or any other participation in the assets of Storimin and the holders thereof shall not be entitled to exercise any of their other fights as shareholders in respect thereof unless payment of the Redemption Consideration shall not be made upon presentation and surrender of the certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected. Storimin shall have the right, at any time after the mailing or delivery of notice of its intention to redeem Class B Shares, to deposit the Redemption Consideration of the Class B Shares so called for redemption, or of such of the Class B Shares which are represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, with a branch of a Canadian chartered bank designated by Storimin in the notice of redemption (the "Trustee") to be delivered or paid without interest to or to the order of the respective holders of Class B Shares whose shares have been called for redemption, upon presentation and surrender to the Trustee of the certificates representing such shares. Upon such deposit being made or upon the date specified for redemption in such notice, whichever is later, the Class B Shares in respect of which such deposit shall have been made shall be deemed to have been redeemed and the rights of the holders thereof shall be limited to receiving their proportion of the property and the amount so deposited without interest, upon presentation and surrender to the Trustee of the certificate or certificates representing the Class B Shares being redeemed. Any interest allowed on any such deposit shall belong to Storimin. Notwithstanding the foregoing, the Redemption Consideration, to the extent that it is represented by a cheque which has not been presented for payment or moneys on deposit with the Trustee which have not been claimed by the sixth anniversary of the relevant redemption date, shall, subject to applicable legislation, be forfeited to Storimin.


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     2.5  RETRACTION
          ----------

     2.5.1 Subject to applicable law, each holder of Class B Shares shall be entitled at any time and from time to time to require Storimin to redeem all but not less than all of the Class B Shares registered in the name of such holder by payment for each share to be redeemed of one-half of one common share of Moss Lake and all declared and unpaid dividends on such Class B Shares (the "Retraction Consideration").

     2.5.2 Each holder of Class B Shares who elects to have Storimin redeem all but not less than all of the Class B Shares registered in the name of that holder shall deposit at the registered office of Storimin the certificate or certificates representing the Class B Shares which that holder desires to have redeemed by Storimin. Storimin shall, on the retraction date, redeem the Class B Shares in respect of which certificates have been deposited by delivering the Retraction Consideration to the holder of Class B Shares entitled thereto.

     2.5.3 Payment of the Retraction Consideration shall be made in the same manner as payment of the Redemption Consideration pursuant to Section 2.4 hereof The Class B Shares in respect of which payment is made in accordance with the foregoing provisions shall be deemed to have been redeemed on the date on which such payment is made and the holders thereof shall cease to be entitled to dividends or to exercise any of the rights of holders thereof from such date, unless payment of the Retraction Consideration is not made as aforesaid in which event the rights of the holders of such Class B Shares shall remain unimpaired. Notwithstanding the foregoing, the Retraction Consideration, to the extent that it is represented by a cheque which has not been presented for payment by the sixth anniversary of the relevant Retraction Date, shall, subject to applicable laws, be forfeited to Storimin.

     2.6     FRACTIONAL  MOSS  LAKE  SHARES
             ------------------------------

     Notwithstanding anything herein provided to the contrary, in no circumstances shall any holder of Class B Shares be entitled to receive a fraction of a common share of Moss Lake or any cash payment in lieu thereof.


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